EXHIBIT 16.2


Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                  2425 W Horizon Ridge Parkway
	                                                   Henderson, NV 89052
                                                              702.257.1984 tel
                                                              702.362.0540 fax




March 18, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Pender International, Inc. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2003 and 2002, and reviewed the interim period ended September 30, 2004. Effective March 3, 2005, we resigned as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated March 3, 2005, and we agree with such statements except that we cannot confirm or deny that the appointment of SF Partnership, LLP was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP